ACQUISITION AGREEMENT


                                     BETWEEN


                            CYBERAMERICA CORPORATION

                                       AND

                      INNOVATIVE PROPERTY DEVELOPMENT CORP.


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                              ACQUISITION AGREEMENT
                                TABLE OF CONTENTS

Purchase and Sale.............................................................2

Purchase Price................................................................2

Warranties and Representations of CYAA and Sellers............................2

Warranties and Representations of IPD.........................................5

Term..........................................................................8

The IPD Shares................................................................8

Conditions Precedent to Closing...............................................8

Termination...................................................................9

Exhibits.....................................................................10

Miscellaneous Provisions.....................................................10

Closing......................................................................10

Post-Closing: Form 10 or Form 10-SB..........................................10

Governing Law................................................................10

Counterparts.................................................................10



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                              ACQUISITION AGREEMENT
                              ---------------------

         THIS ACQUISITION AGREEMENT dated October 30, 1998, by, between and among Innovative Property Development Corp, a Utah corporation ("IPD"), and CyberAmerica Corporation, a Nevada Corporation ("CYAA").

         WHEREAS, CYAA owns an interest in several corporations through its holdings in the common stock of such corporations, several are 100% owned by CYAA and in others a less than 100% interest is held; and

         WHEREAS, CYAA desires to sell and IPD desires to purchase one hundred (100%) percent of such shares;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

I. Purchase and Sale. The Sellers hereby agree to sell, transfer, assign and convey to IPD and IPD hereby agrees to purchase and acquire from the Sellers, one hundred (100%) percent of CYAA's issued and outstanding common stock in each of the named corporations set forth in Exhibit "A" as attached hereto (the "CYAA Common Shares"), in a reorganization that is intended to be a tax-free exchange of shares of stock.

II. Purchase Price. The aggregate purchase price to be paid by IPD for the CYAA Common Shares shall be 1,382,528 shares of IPD voting common stock, (the "IPD Common Shares"). The IPD Common Shares will be issued to the individual Shareholders of CYAA as of the stated record date in accordance with Exhibit "B" attached hereto. No fractional shares of IPD Common Stock will be issued; in lieu thereof, the number of shares of IPD Common Stock to be issued to each Seller will be rounded up to the next whole share.

III. Warranties and Representations of CYAA and Sellers. In order to induce IPD to enter into the Agreement and to complete the transaction contemplated hereby, CYAA warrants and represents to IPD that:

A. Organization and Standing. CYAA is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "C" are true and correct copies of CYAA's Certificate of Incorporation, amendments thereto and all current By laws of CYAA. No changes thereto will be made in any of the Exhibit "C" documents before the Closing.

B. Capitalization. As of the November 1, 1998, CYAA's entire authorized equity capital consists of 20,000,000 shares of Common Stock, of which 2,832,064 shares of Common Stock were outstanding. As of the Closing Date, there will be no other


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                  voting or equity  securities  authorized  or  issued,  nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which any of the Sellers are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The CYAA Common Shares constitute one hundred (100%) percent of the equity capital of CYAA in each of the corporations listed on Exhibit "A", which includes, inter alia, one hundred (100%) percent of CYAA's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

C. Ownership of the CYAA Shares As of the Date hereof, the Sellers are the sole owners of the CYAA Common Shares, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the CYAA Common Shares will not have been registered under the `'33 Act, or any applicable State Securities laws.

D. Taxes. CYAA has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on CYAA or the corporations listed in Exhibit A.

E. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting CYAA and the corporations that are the subject of this agreement as listed in Exhibit A, or that arise out of the operation of those corporations, except as described in Exhibit "D" attached hereto. CYAA is not in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, the `33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act") the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

F.                Governmental   Regulation.   CYAA  holds  the   licenses   and
                  registrations  set  forth  on  Exhibit  "E"  hereto  from  the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit CYAA to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "E" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by the Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.


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G.                Ownership of Assets.  Except as set forth in Exhibit "F", CYAA has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the shares listed in Exhibit A.

H.                No Interest in Suppliers, Customers, Landlords or Competitors.
                  Neither the Shareholders nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of CYAA.

I. No Debt Owed by CYAA to Shareholders. Except as set forth in Exhibit "G" CYAA does not owe any money, securities, or property to either the Shareholders or any member of the families or to any company controlled by such a person, directly or indirectly. To the extent that CYAA may have any undisclosed liability to pay any sum or property to any such person or entity or any member of their families such liability is hereby forever irrevocably released and discharged.

J. Corporate Records. All of CYAA's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of CYAA are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

K. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to IPD in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

L. Validity of the Agreement. All corporate and other proceedings required to be taken by CYAA in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by CYAA, and constitutes the valid and binding obligation of CYAA, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate CYAA's Certificate of Incorporation or document of undertaking, oral or written, to which CYAA is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by CYAA and/or those corporations listed in Exhibit A can continue to be so conducted after completion of the transaction contemplated hereby.

M. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid,


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                  and enforceable by IPD according to their terms, except to the
                  extent  limited  by  applicable  bankruptcy,   reorganization,
                  insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and that at the time of such execution and delivery, IPD will have acquired title in and to the Common Shares listed in Exhibit A free and clear of all claims, liens and encumbrances.

N. Access to Books and Records. IPD will have full and free access to the books of those corporations listed in Exhibit A during the course of this transaction prior to Closing, during regular business hours.

O. CYAA's Financial Statements. CYAA's Balance Sheet and Profit and Loss statement for the quarter ended June 30, 1998, attached hereto as Exhibit "H", accurately describe CYAA's financial position as of the dates thereof. Within 90 days after the Closing. CYAA will provide IPD with certified financial statements for the necessary periods to file a Form 10 or Form 10SB, if required. These financial statements shall be prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B and/or the rules promulgated under the `33' act and the 34' act and certified by independent certified public accountants with substantial SEC experience.)

IV. Warranties and Representations of IPD. In order to induce CYAA to enter into the Agreement and to complete the transaction contemplated hereby, IPD warrants and represents to CYAA and Sellers that:

A. Organization and Standing. IPD is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

B. Capitalization IPD's entire authorized equity capital consists of shares of voting common stock, $.001 par value. As of the Closing, IPD will have 50,000,000 shares Common Stock, $.001 par value, authorized, of which 304,275 shares of voting common stock of IPD will be issued and outstanding, which does not include the 1,382,528 shares being issued to CYAA Shareholders hereunder pursuant to Section 4(2) of the `33 Act of the issuance at closing. Upon issuance, all of the IPD Common Stock will be validly issued fully paid and non-assessable. The relative rights and preferences of IPD's equity securities are set forth in the Articles of Incorporation, as amended and IPD's By-Laws (Exhibit "I" hereto). Except as set forth above, there are no voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which IPD is bound, calling for the issuance of any additional shares of common stock or any


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                  other  voting or equity  security.  The By-Laws of IPD provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of IPD. Cumulative voting is not provided for by the By-Laws or Articles of Incorporation of IPD. Accordingly, as of the Closing the 1,382,528 shares being issued to and acquired by the Shareholders will constitute approximately eighty-two (82%) percent of the Common Shares of IPD which will then be issued and outstanding, which includes inter alia, that same percentage of IPD's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

C. Ownership of Shares. By IPD's issuance of the IPD Common Shares to the CYAA Shareholders pursuant to the Agreement, the Shareholders will thereby acquire good absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such IPD shares will not have been registered under the `33 Act.

D. Significant Agreements. IPD is not and will not at Closing be bound by any of the following, unless specifically listed in Exhibit "J" hereto:

                  1. Employment advisory or consulting contract;

                  2. Plan providing for employee benefits of any nature;

                  3. Lease with respect to any property or equipment;

                  4. Contract of commitment for any future expenditure in excess of $100.

                  5. Contract or  commitment  pursuant to which it has  assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

                  6. Contract,   agreement,    understanding,    commitment   or
                     arrangement, other than in the normal course of business, not fully disclosed or set forth in the Agreement;

                  7. Agreement  with  any  person   relating  to  the  dividend,
                     purchase or sale of securities, that has not been settled by the delivery of payment of securities when due, and which remains unsettled upon the date of the Agreement.

E. Taxes. IPD has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate. All of such returns are true and complete.


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F.                Liabilities.  At and as of the Closing  Date,  IPD will have a total of approximately $3,476,467 in current and long-term liabilities, exclusive of the costs, including legal and accounting fees and other expenses, in connection with this transaction.

G. No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting IPD, or against any of IPD's officers or directors and arising out of their operation of IPD. IPD has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the `33 Act, the `34 Act, the Rules and Regulations of the SEC or the Securities Laws and Regulations of any state. IPD is not now and never has been required to file reports under the `33 Act or the `34 Act.

H. Corporate Records. All of IPD's books and records, including without limitation, its book of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation: all of said books and records will be delivered to IPD's new management at the Closing.

I. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to CYAA's counsel in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements of facts therein set forth not materially misleading.

J. Validity of the Agreement. All corporate action and proceedings required to be taken by IPD in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by IPD, and constitutes a valid and binding obligation of IPD. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, IPD's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which IPD is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court regulatory agency or other governmental body.

K. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by CYAA according to their terms, and that at the time of such execution and delivery, the CYAA Shareholders will have acquired good, marketable title in and to the IPD Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.


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L.                Access  to Books  and  Records.  CYAA  will have full and free access to IPD's books and records during the course of this transaction prior to and at the Closing.

M. IPD Financial Statements. At or before the Closing, IPD will provide CYAA with recent audited financial statements, which will be certified in accordance with GAAP by independent certified public accountants with substantial SEC experience.

N. IPD Financial Condition. Prior to the Closing, IPD will have $4,445,331 in assets and $3,476,467 of liabilities.

O. Stockholder Approval. Immediately upon the signing of the Agreement, IPD will submit to its stockholders by meeting or consent the matters described in section VII(B)(1) herein, if required to do so under Utah Corporate Law. CYAA agrees that it will vote all of its IPD shares in favor of all items submitted to IPD stockholders in accordance with the Agreement.

V. Term. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement and payment pursuant thereto.

VI. The IPD Shares. All o f the IPD Common Shares shall be validly issued, fully-paid and non-assessable shares of IPD Common Stock, with full voting rights, dividend rights, and the right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

VII.     Conditions Precedent to Closing.

A. The obligations of CYAA under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                  1. That IPD and its management  representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

                  2. That  IPD  and  its  management  shall  have  performed  or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing;

                  3. That IPD's  stockholders,  by proper and  sufficient  vote, shall have properly approved all of the matters described in Section VII(B)(1) herein, if required to do so under Utah Corporate Law; and


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B.                The  obligations  of IPD under the Agreement  shall be and are subject to fulfillment, prior to, at the Closing or subsequent to the Closing of each of the following conditions:

                  1. That  IPD   stockholders,   if   necessary  by  proper  and
                     sufficient vote of its stockholders, shall have approved the Agreement and the transactions contemplated hereby and will have approved such other changes as are consistent with the Agreement for submission to IPD stockholders, if required to do so under Utah Corporate Law;

                  2. That CYAA's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time; and

                  3. That  CYAA  shall  have  performed  or  complied  with  all agreements, terms and conditions required by the Agreement to be performed or complied with by it prior to or at the time of Closing.

                  4. That the parties  jointly and severally  indemnify and hold harmless IPD's former officers, directors, agents and affiliates against any claims or liabilities, including reasonable attorney's fees and other reasonable defense costs incurred in defending such claims or liabilities, resulting from any claims or liabilities asserted against them as to any material misrepresentation or omissions in the Agreement made by any party hereto.

VIII. Termination. The Agreement may be terminated at any time before or; at Closing, by:

A.                The mutual agreement of the parties;

B.                Any party if:

                  1. Any provision of the Agreement  applicable to a party shall be materially untrue or fail to be accomplished.

                  2. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of the Agreement.

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

IX. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in entirety.


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X.       Miscellaneous  Provisions.  This  Agreement  is  the  entire  agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

XI. Closing. The Closing of the transactions contemplated by the Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after the stockholders of IPD approve this transaction, if approval is required or on December , 1998, whichever is sooner, if shareholder approval is not required or can be obtained subsequent to closing by shareholder ratification. The Closing shall occur at the offices of ______________________ or such other date and place as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

XII. Post-Closing: Form 10 or Form 10-SB. As soon as practical after Closing and after IPD meets the initial listing requirements for the NASDAQ Small Caps market, IPD will prepare, file and use its best efforts to have declared effective a Form 10 or Form 10-SB Registration Statement with the Securities and Exchange Commission.

XIII. Governing Law. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

XIV. Counterparts. The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.


         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.


Innovative Property Development Corp.


By: /s/ Richard Surber
   --------------------
   Richard D. Surber

Its:   President


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CyberAmerica Corporation


By: /s/ Gerald Einhorn
   --------------------

Its:   Vice-President


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                                INDEX TO EXHIBITS

Exhibit No.                Description

A                          List of shares to be transferred by CYAA to IPD

B                          List of CYAA's stockholders

C CYAA's Certificate of Incorporation, as amended and By-laws

D                          Pending Actions

E                          Licenses and registrations of CYAA

F                          Liens and encumbrances on CYAA's assets or property

G                          CYAA's liabilities

H                          CYAA's unaudited Financial Statements

I                          CYAA's Corporate Summary

J                          IPD's By-Laws

K                          Significant Agreements


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                                   Exhibit "A"

         Shares to be transferred to CyberAmerica Corporation to Innovative Property Development Corporation.

Name of Company                                      Number of Shares

Canton's Commercial Carpet Corporation               794,000

Canton Industrial Corporation of Salt Lake City      975,750

Wasatch Capital Corporation                          200,000

Oasis International Hotel & Casino, Inc.             10,000

Oasis International Corporation                      10,000

West Jordan Real Estate Holdings, Inc.               1,000,000

Canton Financial Services Corporation                100,000

Hudson Consulting Group, Inc.                        1,000

Canton's Wild Horse Ranch II, Inc.                   10,000

                                   Exhibit "B"

                    CyberAmerica Corporation Shareholder List

Not attached due to the length of the document.

                                   Exhibit "C"

 CyberAmerica Corporation's Certificate of Incorporation, as amended and By-Laws

         For the above referenced information, see CyberAmerica's Form 10-KSB for the year ended December 31, 1997.

                                   Exhibit "D"

                                 Pending Actions

         For information on CyberAmerica's pending actions, see CyberAmerica's Form 10-KSB for the year ended December 31, 1997.

                                   Exhibit "E"

             Licenses and registrations of CyberAmerica Corporation

         Contact CyberAmerica to obtain a copy of the most recent business license filed with the state.

                                   Exhibit "F"

    Liens and encumbrances on CyberAmerica Corporation's assets or property.

         For  information  on  CyberAmerica's   liens  and   encumbrances,   see
CyberAmerica's Form 10-KSB for the year ended December 31, 1997.

                                   Exhibit "G"

                     CyberAmerica Corporation's Liabilities

         For information on CyberAmerica's liabilities, see CyberAmerica's Form 10-KSB for the year ended December 31, 1997.

                                   Exhibit "H"

            CyberAmerica Corporation's unaudited Financial Statements

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS                                              PAGE

Consolidated Unaudited Condensed Balance Sheet September 30, 1998...........F-2

Consolidated Unaudited Condensed Statements of Operations
  September 30, 1998 and 1997...............................................F-4

Consolidated Unaudited Condensed Statements of Cash Flows
  September 30, 1998 and 1997...............................................F-6

Notes to Consolidated Unaudited Condensed Financial Statements
  September 30, 1998........................................................F-7

                    CYBERAMERICA CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED UNAUDITED CONDENSED BALANCE SHEETS
                               September 30, 1998


ASSETS
------

CURRENT ASSETS
   Cash                                                              $    71,753
   Accounts receivable - trade
       (Net of allowance for bad debt of $89,097)                        198,886
   Accounts receivable - related parties                                 290,742
   Accounts receivable - other                                            58,349
                                                                     -----------
   Note receivable - current                                              88,645
   Prepaid expenses                                                       13,202
   Securities available for sale                                         378,463
                                                                     -----------

TOTAL CURRENT ASSETS                                                   1,100,040
                                                                     -----------
PROPERTY AND EQUIPMENT - NET                                          10,224,065

OTHER ASSETS
   Investment securities at cost                                       1,082,318
   Notes receivable - net of current                                      12,000
   Investments - other                                                   241,966
   Trade credits                                                         161,742
                                                                     -----------

TOTAL OTHER ASSETS                                                     1,498,026

TOTAL ASSETS                                                         $12,822,131
                                                                     ===========



      See notes to consolidated unaudited condensed financial statements.

                  CYBERAMERICA CORPORATION AND SUBSIDIARIES
           CONSOLIDATED UNAUDITED CONDENSED BALANCE SHEETS (Continued)
                               September 30, 1998


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
   Accounts payable - trade                                        $    320,615
   Accrued liabilities
     Interest                                                            37,221
     Real estate taxes and assessments                                  438,351
     Payroll and related taxes payable                                  124,612
     EPA liabilities                                                    325,398
     Refundable deposits                                                 24,471
     Refund to investors                                                 54,746
     Other                                                                1,500
   Debenture payable                                                    260,000
   Current maturities of long-term debt                                 687,492
                                                                    ------------

TOTAL CURRENT LIABILITIES                                             2,274,406
                                                                    ------------

LONG-TERM LIABILITIES
   Long-term debt, less current portion                               6,279,387
                                                                    ------------

MINORITY INTEREST                                                     1,352,431

SHAREHOLDERS' EQUITY
   Preferred stock par value $.001; 20,000,000
    shares authorized; No shares issued
   Common stock par value $.001; 20,000,000
     shares authorized; 2,832,064 shares issued                           2,832
   Additional paid-in capital                                        15,058,172
   Accumulated deficit                                              (11,698,597)
   Unrealized loss from securities available for sale                  (446,500)
                                                                   ------------
TOTAL SHAREHOLDERS' EQUITY                                            2,915,907
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 12,822,131
                                                                   =============


      See notes to consolidated unaudited condensed financial statements.

                    CYBERAMERICA CORPORATION AND SUBSIDIARIES
            CONSOLIDATED UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                   Three Months Ended            Nine Months Ended
                                                      September 30,                September 30,
                                                   1998           1997          1998            1997
                                                -----------    -----------    -----------    -----------
REVENUE
   Sale of property                             $   200,161    $   950,000    $   655,892    $ 2,285,000
   Consulting revenue                               364,921         88,608        743,586        214,382
   Rental revenue                                   183,927        110,428        541,567        372,298
   Other revenue                                       --             --             --            3,401
                                                -----------    -----------    -----------    -----------
TOTAL REVENUE                                       749,009      1,149,036      1,941,045      2,875,081

COSTS OF REVENUE
   Cost of sale of property                          22,801        404,652         47,638      1,071,222
   Costs associated with consulting revenue         110,970         39,410        200,645        145,031
   Costs associated with rental revenue             118,582         87,817        305,381        267,198
   Interest expenses associated with rental         106,384         57,763        254,956        151,482
     revenue
   Cost associated with other revenue                  --             --             --             --
                                                -----------    -----------    -----------    -----------

TOTAL COSTS OF REVENUE                              358,737        589,642        808,620      1,634,933
                                                -----------    -----------    -----------    -----------
GROSS PROFIT                                        390,272        559,394      1,132,425      1,240,148
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                            328,480        150,021        934,980      1,011,016
   Computer development costs                          --             --             --
                                                -----------    -----------    -----------    -----------

TOTAL SELLING, GENERAL
  AND ADMINISTRATIVE                                328,480        150,021        934,980      1,132,736

OPERATING INCOME (LOSS)                              61,792        409,373        197,445        107,412
                                                -----------    -----------    -----------    -----------
OTHER INCOME (EXPENSE):
   Interest income                                   95,402         38,647        160,727         58,641
   Interest expense                                (101,085)       (64,718)      (205,254)      (239,582)
   Gain (loss) from sale of assets                   23,250           --           23,250        (11,540)
   Gain (loss) from investment securities           209,727       (143,183)       562,422       (478,442)
   Gain from recoveries of bad debts                   --             --             --          151,200
   Gain from disposal of subsidiary                    --             --             --           90,681
   Loss on foreclosure                                 --             --         (274,220)          --
   Other income                                      38,252           --           39,030
                                                -----------    -----------    -----------    -----------

TOTAL OTHER INCOME (EXPENSES)                       265,546       (169,254)       305,955       (443,525)
                                                -----------    -----------    -----------    -----------

INCOME (LOSS)  BEFORE INCOME TAXES,
 AND MINORITY INTEREST                              327,338        240,119        503,400       (336,113)


                                See notes to consolidated unaudited condensed financial statements.


                                                                F-4




EXTRAORDINARY LOSS FROM FIRE                           --          (32,735)          --          (32,735)
                                                -----------    -----------    -----------    -----------

INCOME (LOSS) BEFORE
  MINORITY INTEREST                                 327,338        207,384        503,400       (368,848)

MINORITY INTEREST IN LOSS (GAIN)                     92,782          2,438        145,735        (43,670)
                                                -----------    -----------    -----------    -----------

NET INCOME (LOSS)                               $   420,120    $   209,822    $   649,135    $  (412,518)
                                                ===========    ===========    ===========    ============

INCOME (LOSS) PER COMMON SHARE
   Income (loss) before extraordinary item      $      0.12    $      0.28    $      0.18    $     (0.48)
   Extraordinary item                                  --            (0.03)           --           (0.04)
                                                -----------    -----------    -----------    -----------
   Income (loss) before minority interest              0.12           0.25           0.18          (0.52)
   Minority interest in loss (gain)                    0.03           0.00           0.05          (0.06)
                                                -----------    -----------    -----------    -----------
   Net income (loss) per weighted average
     common share outstanding                   $      0.15    $      0.25    $      0.23    $     (0.58)
                                                ===========    ===========    ===========    ===========

   Weighted average number of common
     shares outstanding                           2,832,064        850,086      2,798,664        706,658
                                                ===========    ===========    ===========    ===========


       See notes to consolidated unaudited condensed financial statements.

                   CYBERAMERICA CORPORATION SUBSIDIARIES
            CONSOLIDATED UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                         Nine Months Ended
                                                           September 30,
                                                             Unaudited

                                                        1998           1997
                                                    ------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                 $   649,135    $  (412,518)
  Adjustments to reconcile net income (loss)
  to net cash provided:
     (Gain) loss from sale of investments              (562,422)       478,442
     (Gain) from sale of assets                         (23,250)        11,540
     (Gain) from sale of subsidiary                        --          (90,681)
     Loss of foreclosure                                274,220           --
     Minority interest in (gain) loss                   145,735         43,670
     Depreciation and Amortization                      152,250        159,373
     Services paid with common stock                     29,764         68,617
     Common stock issued for assets and debt             39,231        146,230
     Bad debt recoveries                                   --             --
     Decrease (increase) in assets:
       Receivables                                    1,108,809       (438,345)
       Receivables - related party                      109,377       (194,669)
       Other current assets                            (206,402)        23,946
     Increase (decrease) in liabilities:
      Accounts and notes payable                        (75,414)      (101,870)
      Payables - related parties                       (142,573)       (19,730)
      Accrued liabilities                              (374,537)        66,096
      Current portion of long-term debt                (626,541)       159,335
                                                    -----------    -----------
 NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES   $   497,382    $  (100,564)
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cost of property sold                               47,638      1,071,222
     Minority interest in subsidiary                    774,231           --
     Purchase of assets                              (3,518,520)
                                                    -----------    -----------
                                                                    (2,461,556)
 NET CASH FLOWS (USED) IN INVESTING ACTIVITIES      $(2,696,651)   $(1,390,334)

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock for cash                       21,500           --
     Increase in long term debt                       2,871,078      2,004,000
     Payment on debt                                   (627,462)      (587,320)
                                                    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES           $ 2,265,116    $ 1,416,680

 INCREASE (DECREASE) IN CASH                             65,847        (74,218)

CASH AT BEGINNING OF PERIOD                               5,906         78,368
                                                    -----------    -----------

CASH AT END OF PERIOD                               $    71,753    $     4,150
                                                    ===========    ===========



       See notes to consolidated unaudited condensed financial statements.

                    CYBERAMERICA CORPORATION AND SUBSIDIARIES
         NOTES TO CONSOLIDATED UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               September 30, 1998


1.       Basis of Presentation

The accompanying consolidated unaudited condensed financial statements have been prepared by management in accordance with the instructions in Form 10-QSB and, therefore, do not include all information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended December 31, 1997. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operations results are not necessarily indicative of the results for the full year ended December 31, 1998.

2.       Sale of Land

On May 1, 1998 The Company's wholly owned subsidiary, Oasis Hotel & Casino, Inc., sold a 20 acre parcel of land located in northern Nevada to Oasis Hotel, Resort & Casino-III, Inc. a wholly owned subsidiary of Flexweight, Inc. The Company received 1,025,000 shares of common stock of Flexweight, Inc., a Trust Deed note in the amount of $3,425,000 and with interest at 9% per annum and monthly payment of $27,558 until April, 2008 when the balance is due. The purchaser assumed a note due of $550,000. Revenue from this transaction is reported using the installment method.

3.       Purchase of Subsidiary

On April 30, 1998 the Company through its majority owned subsidiary, TAC Inc., purchased a controlling interest in Golden Opportunity Development, Inc. ("Golden"), in a business combination accounted for as a purchase. Golden owns and operates a motel and rents other real property located in Baton Rouge, Louisiana. The results of operations of Golden is included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $800,000 and was equal to the fair market value at the date of purchase. Golden has assets of approximately $3,600,000 debt of $1,900,000 and equity of $1,600,000.

4.       Loss on Foreclosure

On May 13, 1998 there was a Trustee's sale for property held in the name of Vale Terrace Corporation, a wholly-owned subsidiary of TAC, Inc. a majority owned subsidiary of the company. The Company recorded a loss of $274,220 during the second quarter as a result of this foreclosure.

5.       Additional footnotes included by reference

Except as indicated in Notes above, there have been no other material changes in the information disclosed in the notes to the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Therefore, those footnotes are included herein by reference.

                                   Exhibit "I"

                  CyberAmerica Corporation's Corporate Summary

                                Corporate Summary

         CyberAmerica Corporation is a dynamic holding company (CYAA), incorporated on July 10, 1984 and has acquired many subsidiaries and established diverse activities in the marketplace. Through the operations of its subsidiaries, the Company remains focused on activities related to real estate investment and management and various consulting services. CyberAmerica has remained a viable business entity throughout its recent history in the current economy and actively seeks to maintain a firm foothold far into the next century.

Real Estate Investment and Management

         The Company, through a number of consolidated subsidiaries, owns and manages commercial and undeveloped properties in Utah, Nevada, West Virginia, Virginia, Florida, Illinois and Arizona. The Company's management has expertise in locating undervalued property and the Company has had success at acquiring real property with minimal expenditures of cash and later disposing of the property at a gain.

         Examples of the Company's recent success involve the sale of a 60,000 square foot commercial warehouse. The warehouse was owned by TAC, Inc., a majority owned subsidiary of the Company. TAC sold the warehouse for $1,335,000 after acquiring the warehouse for less than $665,000 in June 1996. Accordingly, the Company realized a 50% return on its initial investment.

         Another example of management's expertise involves the sale of an office building owned by Canton Industrial Properties Management Corporation of Salt Lake City ("CIPMC"). CIPMC previously acquired the building in November 1993 for $398,125. On July 15, 1997, CIPMC sold the building for $950,000, realizing a gross return of 58%.

         These two recent transactions typify the kind of returns, the Company's management seeks to realize with each of its acquisitions targeted for resale, pending unforseen circumstances. However, the Company cannot give any assurances that it will be able to consistently realize these returns as planned.

         The Company manages its properties in-house and leases developed properties to primarily commercial tenants. The Company has taken significant steps to reduce losses from the lease of its real estate holdings including decreasing vacancy rates by actively pursuing reliable tenants.

         The Company is constantly looking for new and creative ways to generate revenue from its real estate holdings. The Company is currently investigating the profitability of converting some of its properties into low income housing or developing some of its undeveloped properties. This summary briefly describes some of the properties owned by the Company. For a full description of the properties owned by the Company and its subsidiaries, including the debt owed on the property, see the Company's Form 10-KSB for the fiscal year ended December 31, 1997 and the subsequent Forms 10-QSB.

Financial Consulting

         Through its wholly owned subsidiaries Canton Financial Services Corporation and Hudson Consulting Group, Inc., the Company provides diverse consulting services. These services consist of assisting clients in the preparation of corporate documentation and providing general corporate problem solving advice. The primary clientele of the consulting subsidiaries consist of startup corporations or other private entities in need of capital and distressed public companies. The Company's consulting subsidiaries have also assisted in the structuring of reverse merger transactions, which consists of taking viable private entities public by combining them with public shell corporations. A public shell corporation is an inactive corporation with no assets or liabilities which has previously issued shares pursuant to an initial public offering. The Company is continually searching for inactive public shell corporations.

         The most unique aspect of the Company's financial consulting operations is the Company's willingness to accept compensation in the form of the client's equity securities. This arrangement permits many organizations, especially startup ventures, to obtain consulting services without expending valuable cash flows and allows the Company to target potential clients which similar consulting firms cannot serve. Accepting equity as compensation also affords the Company's subsidiaries the benefit of potentially unlimited appreciation in the value of its clients' equity securities. The Company accepts equity as compensation on the belief that the Company's services will add value to the client's business and thereby allow the Company to realize a return on its investment.

         The Company employs a professional staff to provide its diverse clientele with reliable expertise. The Company actively recruits professionals from diverse industries to provide the best possible services for its clientele. In this manner, the Company's management believes it will become fully equipped to further establish itself in the current growing economy while also establishing a firm foothold in the future global economy of the next century.


The matters discussed in this promotional material may contain forward-looking statements including the Company's intentions regarding its real estate holdings, which are based on current expectations and estimates about the industry in which the Company operates. Words such as "believes,' "seeks," "hopes," and "intends" are intended to identify such forward looking statements. It is important to note that the Company's actual results could differ materially from those projected in the forward-looking statements as a result of factors including changes in real estate markets where the Company's real estate holdings are located, loss or destruction of some or all of the Company's holdings, the Company's inability to service the debt obligations on its holdings, resulting foreclosure on the Company's holdings, and other factors listed from time to time in the Company's Securities and Exchange Commission reports, including its report on Form 10-KSB for the last fiscal year.

                                   Exhibit "J"

              Innovative Property Development Corporation's By-Laws

                            BYLAWS FOR THE REGULATION
                     EXCEPT AS OTHERWISE PROVIDED BY STATUE
                       OR ITS ARTICLES OF INCORPORATION OF

                                    TAC, Inc.
                                     ******

                                    ARTICLE I

                                     Offices

         Section 1. PRINCIPAL AND REGISTERED OFFICE. The principal and registered office for the transaction of the business of the corporation is hereby fixed and located at 268 West 400 South, Suite 302, Salt Lake City, Utah 84101. The Corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II.

                            Meetings of Shareholders

         Section 1. MEETING PLACE. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at nay other place within or without the State of Utah which may be designated either by the board of directors, pursuant to authority hereinafter granted to said board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

         Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the third Monday of September each year, at the hour of 2:00 o'clock p.m. of said day commencing with the year 1997, provided, however, that should said day fall upon a legal holiday then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

         Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him, is sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less then ten (10) and no more than sixty
(60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

         Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take place thereof.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purposes whatsoever, may be called at any time by the president or by the board of directors, or by one or more shareholders holding not less than 10% of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notice of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

         Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholder's meeting, annual or special, whether or not a quorum is present, may be adjourned form time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

         When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the Bylaws of the corporation.

         Section 6. VOTING. At all annual and special meetings of stockholders entitled to vote thereat, every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one vote for each share of stock so held and represented at such meetings, unless the Articles of Incorporation of the company shall otherwise provide, in which event the voting rights, powers and privileges prescribed in the said Articles of Incorporation shall prevail. Voting for directors and upon demand of any stockholder, upon any question at any meeting shall be by ballot.

         Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and give notice thereof, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of this meeting.

         Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of this execution.

         Section 10. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where action is authorized by this written consent need a meeting of stockholders be called or notice given. The written consent must be filed with the proceedings of the stockholder.

                                  ARTICLE III.
                               Board of Directors

         Section 1. Powers. Subject to the limitations of the Articles of Incorporation or the By-Laws, and the provisions of Utah Corporate Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the board of directors. Without prejudice to such general powers, but to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

         A. To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-Laws, fix their compensation, and require from them security for faithful service.

         B. To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or the By-Laws, as they may deem best.

         C. To change the principal office for the transaction of the business if it becomes necessary or useful; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Utah, as provided in Article I, Section 2, hereof; to designate any place within or without the State of Utah for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

         D. To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

         E. To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation's or other evidences of debt and securities therefore.

         F. To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the board in management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal By-Laws. The executive committee shall be composed of one or more directors.

         Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall not be less than one (1) and not more than three (3).

         Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

         Section 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

         A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accept the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                                   ARTICLE IV.

                       Meetings of the Board of Directors

         Section 1. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within or without the State of Utah which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation regular meeting shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated, or at the principal office. Failure to hold an annual meeting of the board of directors shall not constitute forfeiture or dissolution of the Corporation.

         Section 2. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election or officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

         Section 3. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call unless one director agrees not to have this regular meeting, on the First Monday of each month at the hour of 3:00 o'clock p.m. of said day; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby dispensed with.

         Section 4. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president, or, if he/she is absent or unable or refuses to act, by any vice president or by any two directors.

         Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the

United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

         Section 5. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be give to absent directors, if the time and place be fixed at the meeting adjourned.

         Section 6. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such director, as required by law and the By-Laws of the corporation.

         Section 7. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waiver, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 8. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of Incorporation.

         Section 9. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour, provided, however, that in the absence of a quorum, a majority of the directors present at any director's meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

         Section 10. FEES AND COMPENSATION. Directors shall not receive any stated salary foir their services as director's but by resolution of the board, a ixed fee, with or without expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capapcity as an officer, agent, employee, or otherwise , and receiving compensation therefore.

         Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the board of directors a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee, The written consent must be filed with the proceedings of the board of committee.

                                   ARTICLE V.

                                    Officers

         Section 1. OFFICERS. The officers of the corporation shall be a president, and a Secretary/Treasurer. The corporation may also have, at the direction of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article. Officers other than president and chairman of the board need not be directors. Any person may hold two or more offices.

         Section 2. ELECTION. The officer of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of
Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 3. SUBORDINATE OFFICERS, ETC. The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the board of directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board.

         Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

         Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, president at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the By-Laws.

         Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the By-Laws.

         Section 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents, in order of their rand as fixed by the board of directors, of if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon , the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors of the By-Laws.

         Section 9. SECRETARY. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, or all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.

         Section 10. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

         The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the By-Laws.

                                   ARTICLE VI.

                                  Miscellaneous

         Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The board of directors may fix a time, in the future, not exceeding fifteen (15) days preceding the date of any meeting of shareholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of the books of the corporation after any record dated fixed as aforesaid. The board of directors may close the books of the corporation against transfers or shares during the whole, or any part of any such period.

         Section 2. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder of the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder, or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or bay an agent of attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary or assistant secretary of the corporation.

         Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

         Section 4. ANNUAL REPORT. The board of directors of the corporation shall cause to be sent to the shareholders not later than one hundred twenty
(120) days after the close of the fiscal or calendar year an annual report.

         Section 5. CONTRACTS ETC., HOW EXECUTED. The board of directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instance; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or the pledge its credit to render it liable for any purpose or to any amount.

         Section 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signatures or the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

         Section 7. REPRESENTATIONS OF SHARES OF OTHER CORPORATIONS. The president or any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

         Section 8. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the By-Laws as amended, or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during offices hours.

         Section 9. INDEMNIFICATION. The corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the corporation to the full extent allowed by the laws of the state of Utah.

                                  ARTICLE VII.

                                   Amendments

         Section 1. POWER OF SHAREHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote of the shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.


         Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.

                            Certificate of Secretary

         The undersigned does hereby certify that the undersigned is the Secretary of TAC, Inc. a corporation duly organized and existing under and by virtue of the laws of the State of Utah; that the above and foregoing By-Laws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation at the first meeting of said Board, which was duly and regularly held on the 1ST day of November, 1996, and that the above foregoing BY-Laws are now in full force and effect.

Dated this 6TH day of February, 1996.


/s/ BonnieJean C. Tippetts, (Sec)
---------------------------------
BonnieJean C. Tippetts, Secretary

                                   Exhibit "K"

                CyberAmerica Corporation's Significant Agreements

         For  information  on   CyberAmerica's   significant   agreements,   see
CyberAmerica's Form 10-KSB for the year ended December 31, 1997.